UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 29, 2016, the Company announced that it has received notice that the U.S. Food and Drug Administration has removed the clinical hold on the Company’s Investigational New Drug application for CX1739, allowing for the initiation of clinical trials. The Company intends to begin a Phase 2A clinical trial by March 31, 2016 to confirm the ability of CX1739, the Company’s proprietary lead ampakine, to antagonize the respiratory depressant effects of fentanyl, a potent opioid, without altering its analgesic properties.

The press release announcing the removal of the clinical hold and the Company’s intention to proceed with a clinical trial is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Cautionary Statement

Statements in this report that are “forward-looking statements” within the meaning of the federal securities laws, including the Company’s expectations and beliefs about its recording of revenue and the effects of any misreporting on its financial statements, are based on currently available information. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. These forward-looking are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the risks referenced in the Company’s most recently filed Annual Report on Form 10-K or as may be described from time to time in the Company’s subsequent filings with the Securities and Exchange Commission; and such factors are incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.

Date: February 29, 2016
	By:	/s/ James S. J. Manuso
James S. J. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated February 29, 2016*

* Furnished herewith.